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                                                                    EXHIBIT 10.3
                                ILD TELESERVICES, INC.
                                  STOCK OPTION PLAN
                                         97-B

                                      ARTICLE I

                    PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN


     1.1 PURPOSE. The purpose of the Plan is to promote the long-term success of ILD TELESERVICES, INC. by providing financial incentives to managers, directors, key employees, consultants or others who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability for ILD TELESERVICES, INC. and to encourage such persons to acquire a proprietary interest in ILD TELESERVICES, INC., to continue relations with ILD TELESERVICES, INC. and to render superior performance during his association with the company.

     1.2 DEFINITIONS. Unless the context clearly indicates otherwise, for purposes of this Plan the following terms have the following meanings:

     (a) "Board of Directors" means the Board of Directors of ILD Teleservices, Inc.

     (b)  "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" means the Compensation Committee of the Board of Directors appointed by the Board from among its members.

     (d) "Common Stock" means the Common Stock, $.01 par value per share, of ILD Teleservices, Inc.

     (e) "Company" means ILD Teleservices, Inc., a Delaware corporation, and also means any corporation of which a majority of the voting capital stock is owned directly or indirectly by ILD Teleservices, Inc. and any other corporation designated by the Committee as being a company hereunder (but only during the period of such ownership or designation).

     (f) "Eligible Persons" shall mean any person who is an employee, director, or consultant who is determined by the Committee to be eligible for the issuance of stock options hereunder.

     (g) "Fair Market Value" of a share of Common Stock on any particular date means: (1) if the Common Stock is then traded on a national stock exchange, the closing price on such date of a share of Common Stock as traded on the largest stock exchange on which it is then traded; (2) if the Common Stock is not then traded on a national stock exchange, but the price per share is regularly quoted by NASDAQ, the mean


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          between the closing composite inter-dealer "bid" and "ask" price for
          Common Stock, as quoted by NASDAQ (i) on such date, or (ii) if no "bid" and "ask" prices are quoted on such date, then on the next preceding date on which such prices were quoted; or (3) if neither (1) nor (2) is applicable, then the value established by the Committee in accordance with Section 422(b)(4) of the Code and the regulations promulgated thereunder.

     (h) "Grant Date" as used with respect to a particular Option, means the date as of which such Option is granted by the Committee pursuant to the Plan.

     (i) "Grantee" means the Eligible Person to whom an Option is granted by the Committee pursuant to the Plan.

     (j) "Incentive Stock Option" means an option that qualifies as an Incentive Stock Option under Section 422 of the Code.

     (k) "Nonqualified Stock Option" means any Option granted under this Plan other than an Incentive Stock Option.

     (l) "Option" means an Option granted by the Committee pursuant to Article II to purchase shares of Common Stock which shall be designated at the time of grant as either an Incentive Stock Option or a Nonqualified Stock Option, as provided in Section 2.1 hereof.

     (m) "Option Agreement" means the agreement between the Company and a Grantee under which the Grantee is granted an Option pursuant to the Plan.

     (n) "Option Period" means, subject to Article II hereof, with respect to any Option, the period beginning on the date an Option first becomes exercisable and ending at such time not later than the tenth annual anniversary of the Grant Date, as the Committee, in its sole discretion, shall determine and during which the Option may be exercised.

     (o) "Plan" means the ILD Teleservices, Inc. Stock Option Plan as set forth herein and as amended from time to time.

     (p) "Total and Permanent Disability" as applied to a Grantee, means that the Grantee (1) has established to impairment which can be excepted to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and (2) has satisfied any requirement imposed by the Committee in regard to evidencing such disability.

     1.3  AGGREGATE LIMITATION.

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     (a)  The aggregate number of shares of Common Stock with respect to which
          Options may be granted shall not exceed 12,500 shares of Common Stock, subject to possible adjustment in accordance with Section 3.1.

     (b) Any shares of Common Stock to be delivered by the Company upon the exercise of Options shall, at the discretion of the Board of Directors, be issued from the Company's authorized and unissued shares of Common Stock or transferred from any available Common Stock held in treasury.

     (c) In the event any Option expires or otherwise terminates prior to being fully exercised, the Committee may grant new Options hereunder to any eligible Grantee for the shares with respect to which the expired or terminated Option was not exercised.

     1.4  ADMINISTRATION OF THE PLAN.

     (a) The Plan shall be administered by the Committee which shall have the authority:

          (1) To determine those key employees, directors, consultants or others having relations with the Company to whom, and the times at which, Options shall be granted and the number of shares of Common Stock to be subject to each such Option, taking into consideration the nature of the services rendered by the particular persons, the person's potential contribution to the long-term success of the Company and such other factors as the Committee in its discretion shall deem relevant;

          (2) To interpret and construe the provisions of the Plan and to establish rules and regulations relating to it;

          (3) To prescribe the terms and conditions of the Option Agreements for the grant of Options in accordance and consistent with the requirements of the Plan; and

          (4) To make all other determinations necessary or advisable to administer the Plan in a proper and effective manner.

     (b) All decisions and determinations of the Committee in the administration of the Plan and on questions or other matters concerning the Plan or any Option shall be final, conclusive and binding on all persons, including, without limitation, the Company, the shareholders and directors of the Company and any persons having any interest in any Options which may be granted under the Plan.

     1.4 ELIGIBILITY FOR AWARDS. The Committee shall designate from time to time any Eligible Person who are to be granted Options.

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     1.5  EFFECTIVE DATE AND DURATION OF PLAN.  The Plan shall become effective upon its adoption by the Board of Directors; provided, that any grant of Options under the Plan prior to approval of the Plan by the shareholders of the Company is subject to such shareholder approval within twelve months of adoption of the Plan by the Board of Directors. Unless previously terminated by the Board of Directors, the Plan (but not any then outstanding Options which have not yet expired or otherwise terminated) shall terminate on the tenth annual anniversary of its adoption by the Board of Directors.

                                      ARTICLE II

                                    STOCK OPTIONS

     2.1 GRANT OF OPTIONS. The Committee may from time to time, subject to the provisions of the Plan, grant Options to Eligible Persons under appropriate Option Agreements to purchase shares of Common Stock up to the aggregate number of shares of Common Stock set forth in Section 1.3(a). The Committee may designate any Option which satisfies the requirements of Section 2.3 hereof as an Incentive Stock Option and may designate any other Option granted hereunder as a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option (so long as that portion satisfies the requirements of Section 2.3 hereof) and the remaining portion as a Nonqualified Stock Option. Any portion of an Option that is not designated as an Incentive Stock Option shall be a Nonqualified Stock Option. A Nonqualified Stock Option must satisfy the requirements of Section 2.2. hereof, but shall not be subject to the requirements of Section 2.3.

     2.2  OPTION REQUIREMENTS.

     (a) An Option shall be evidence by an Option Agreement specifying the number of shares of Common Stock that may be purchased upon its exercise and containing such other terms and conditions consistent with the Plan as the Committee shall determine.

     (b) No Option shall be granted under the Plan on or after the tenth anniversary of the date upon which the Plan was adopted by the Board of Directors.

     (c) An Option shall not be exercisable during the first twelve (12) months commencing on the Grant Date except as may be specifically otherwise allowed by the Committee, in its sole discretion, in an Option Agreement providing that an Option is exercisable during the first twelve months following its Grant Date. The Committee may specify a vesting schedule providing for the exercise of the Option Period.

     (d) An Option shall expire by its terms at the expiration of the Option Period and shall not be exercisable thereafter.

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     (e)  The Committee may provide in the Option Agreement for the expiration or termination of the Option prior to the expiration of the Option Period, upon the occurrence of any event specified by the Committee.

     (f) The option price per share of Common Stock for an Incentive Stock Option shall be, in sole the discretion of the Committee, greater than or equal to the Fair Market Value of the share of Common Stock on the Grant Date. The option price per share of Common Stock for a Nonqualified Stock Option generally shall be equal to the Fair Market Value of a share of Common Stock on the Grant Date, but the Committee, in its sole discretion, may specify an option price of more or less than Fair Market Value.

     (g) An Option shall not be transferable other than by will or the laws of descent and distribution and, during the Grantee's lifetime, an Option shall be exercisable only by the Grantee, or if the Grantee is disabled and the Option remains exercisable, by his or her duly appointed guardian or other legal representative.

     (h) Notwithstanding the Option Period applicable to an Option granted hereunder, any such Option granted to an employee, to the extent that it has not previously been exercised, shall terminate upon the earliest to occur of (1) the expiration of the applicable Option Period as set forth in the Option Agreement granting such Option, (2) the expiration of three (3) months after the Grantee's retirement or termination from employment with the Company for any reason other than Total and Permanent Disability or death, (3) the expiration of one (1) year after the grantee ceases to be an employee of the Company due to Total and Permanent Disability, or (4) the expiration of two (2) years, or such later time as may be approved by the Committee, after the Grantee ceases to be an employee of the Company due to the death of the Grantee.

     (i) A person electing to exercise an Option shall give written notice of such election to the Company, in such form as the Committee may require, accompanied by payment in the manner determined by the Committee, of the full purchase price of the shares of Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve, including shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option.

     2.3  INCENTIVE STOCK OPTION REQUIREMENTS.

     (a) An option designated by the Committee as an Incentive Stock Option is intended to qualify as an "incentive stock option" within the meaning of Subsection (b) of Section 422 of the

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          Code and shall satisfy, in addition to the conditions of Section 2.2 set forth above, the conditions set forth in this Section 2.3. Neither the Company, the Committee, nor the Board of Directors guarantees that an Incentive Stock Option granted under this Plan qualifies under Section 422(b) of the Code.

     (b) An Incentive Stock Option shall not be granted to an individual who, on the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, unless the Committee provides in the Option Agreement with any such individual that the option price per share of Common Stock will not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date and that the Option Period will not extend beyond five years from the Grant Date.

     (c) The aggregate Fair Market Value, determined on the Grant Date, of the shares of Common Stock with respect to which Incentive Stock Options under the Plan of incentive stock options (within the meaning of Subsection (b) of Section 422 of the Code) under any other plan of the company or any parent or subsidiary thereof, are exercisable for the first time by an Eligible Person during any calendar year shall not exceed $100,000.

                                     ARTICLE III

                                  GENERAL PROVISIONS

     3.1  ADJUSTMENT PROVISIONS.

     (a)  In the event of (1) any dividend payable in shares of Common Stock;
          (2) any recapitalization, reclassification, split-up or consolidation of, or other change in, the Common Stock; or (3) an exchange of the outstanding shares of Common Stock, in connection with a merger, consolidation or other reorganization of or involving the Company or a sale by the Company of all of a portion of its assets, for a different number or class of shares of stock or other securities of any other corporation; then the Committee shall, in such manner as it shall determine in its sole discretion, appropriately adjust the number and class of shares or other securities which shall be subject to Options and/or the purchase price per share which must be paid thereafter upon exercise of any Option. Any such adjustments made by the Committee shall be final, conclusive and binding upon all persons, including without limitation, the Company, the shareholders and directors of the Company and any person having any interest in any Options which may be granted under the plan.

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     (b)  Except as provided in paragraph (a) immediately above, issuance by the
          Company of shares of stock of any class of securities or any indebtedness convertible into shares of stock of any class, or the issuance of any warrants for Common stock, shall not affect the Options.

     3.2 ADDITIONAL CONDITIONS. Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee or the Company may impose.

     3.3 NO RIGHT AS SHAREHOLDER; SHAREHOLDERS AGREEMENT. No Grantee or any other person authorized to purchase Common Stock upon exercise of any Option shall have any interest in or shareholder rights with respect to any shares of the Common Stock which are subject to any Options until such shares have been issued, fully paid for and delivered to the Grantee or any other person pursuant to the exercise of such Option. Furthermore, the Plan shall not confer upon any Grantee any rights of employment with the Company, including without limitation any right to continue in the employ of, or engagement, by the Company, or affect the right of the Company to terminate the status of a Grantee at any time, with or without cause. All shares of Common Stock when issued shall be subject to certain transfer restrictions and other provisions of that certain Shareholders' Agreement dated as of May 3, 1996, as the same has been and may be amended from time to time.

     3.4 LEGAL RESTRICTIONS. If in the opinion of legal counsel for the Company the issuance or sale of any shares of Common Stock pursuant to the exercise of an Option would not be lawful for any reason, including without limitation the inability of the Company to obtain from any governmental authority or regulatory body having jurisdiction other authority deemed by such counsel to be necessary to such issuance or sale, the Company shall not be obligated to issue or sell any Common Stock pursuant to the exercise of an Option to its Grantee or any other authorized person unless a registration statement that complies with the provisions of the Securities Act of 1933, as amended (the "Act") in respect of such shares is in effect at the time thereof, or other appropriate action has been taken under and pursuant to he terms and provisions of the Act, or the Company receives evidence satisfactory to such counsel that the issuance and sale of such shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the Act or any applicable state securities law. The Company is in no event obligated to register any such shares, to comply with any exemption from registration requirements or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to any Grantee or other authorized person.

     3.5  RIGHTS UNAFFECTED.  The existence of the Options shall not affect:
(i) the right or power of the Company or its shareholders to

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make adjustments, recapitalization, reorganizations or other changes in the
Company's capital structure or its business; (ii) any issue of bonds, debentures, preferred or prior preference stocks affecting the Common Stock or the rights thereof; (iii) the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; (iv) or any other corporate act, whether of a similar character or otherwise.

     3.6 WITHHOLDING TAXES. As a condition of exercise of an Option, the Company may, in its sole discretion, withhold or require the Grantee to pay or reimburse the Company for any taxes which the Company determines are required to be withheld in connection with the grant or any exercise of an Option.

     3.7 CHOICE OF LAW. The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest herein or thereunder, shall be determined exclusively in accordance with the laws of the State of Delaware. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the Laws of the State of Georgia, without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought or maintained.

     3.8 AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. The Plan may, from time to time, be terminated, suspended or amended by the Board of Directors in such respects as it shall deem advisable, including any amendment which would cause the Incentive Stock Options granted hereunder to constitute "incentive stock options" as such term is defined in Section 422 of the Code, or any amendment to conform to any change in any law or regulation governing same or in any other respect; provided, however, that no such amendment shall change the following:

     (a) The maximum aggregate number of shares for which Options may be granted under the Plan, except as required under any adjustment pursuant to Section 3.1 hereof;

     (b) The Option exercise price, with the exception of any change in such price required as a result of any adjustment pursuant to Section 3.1 hereof and with the further exception of changes in determining Fair Market Value of shares of Common Stock to conform with any then applicable provisions of the Code or regulations promulgated thereunder;

     (c)  The maximum period during which Options may be exercised;

     (d) The termination date of the Plan in any manner which would extend such date; or

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     (e)  The requirements as to eligibility for participation in the Plan in any material respect.

     Notwithstanding any other provision herein contained, the Plan shall terminate and all Options previously granted shall terminate, in the event and on the date of liquidation or dissolution of the Company.




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     As approved by the Board of Directors of ILD Teleservices, Inc. effective
August 20, 1997.


                                        ILD TELESERVICES, INC.

                                        By:   /s/Dennis J. Stoutenburgh
                                           --------------------------------

                                        Title:   President
                                              -----------------------------

ATTEST:

By:
   ----------------------------
Title:
      -------------------------

          [CORPORATE SEAL]







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